Exhibit 99.1

Natus Medical Announces Preliminary 2008 Fourth Quarter and Full Year Results and Provides 2009 Guidance

SAN CARLOS, Calif.--(BUSINESS WIRE)--January 20, 2009--Natus Medical Incorporated (Nasdaq:BABY) today announced preliminary revenue and earnings per share results for the three and twelve months ended December 31, 2008.

For 2008 Natus expects to report revenue of approximately $162 million, increasing 36% from $118.4 million reported for 2007. Earnings per share for 2008 is expected to be $0.65 to $0.66. This compares to earnings per share of $0.43 reported for 2007. For the fourth quarter ended December 31, 2008, the Company expects to report revenue of approximately $43.5 million, increasing 27% from $34.2 million reported for the fourth quarter of 2007. Natus expects fourth quarter 2008 earnings per share to be $0.21 to $0.22. This compares to earnings per share of $0.17 reported for the fourth quarter of 2007. The expected fourth quarter and year results are on a GAAP basis and all earnings per share amounts are on a diluted basis.

The Company expects to report cash, cash equivalents, and short-term investments of approximately $56 million as of December 31, 2008.

Jim Hawkins, President and Chief Executive Officer of the Company, said, “We believe that the preliminary results we are announcing today reflect the impact of the economic downturn and resulting reduction in capital spending by our hospital customers, which we first noticed in early December.”

Hawkins also stated, “Our business model for the past four years has been driven by a combination of internal growth and accretive acquisitions. As discussed during our last conference call, we have temporarily put on hold active acquisition discussions until such time as we have more visibility into the marketplace, both domestically and internationally. Our concern is for the near-term business prospects of potential target businesses as they confront the same market conditions the industry at large is facing. Additionally, as a consequence of the recent reduction in the market cap of most publicly traded medical device companies, there is a high degree of uncertainty surrounding company valuations.”

“As we proceed through 2009, we are hopeful that the present uncertainty will abate and that business conditions will stabilize. We will monitor this closely, stay in touch with potential targets, and will again actively pursue our acquisition strategy when there is more clarity. Of course, we remain open to unique and opportunistic situations that may present themselves at any time. Fortunately, our strong balance sheet positions us to take advantage of such acquisition opportunities,” added Hawkins.

“Forecasting our future business has become much more difficult due to a combination of a seemingly accelerating worldwide economic downturn, growing unemployment in the United States and its impact on healthcare providers, the deteriorating condition of financial institutions and the resultant freezing of credit markets, and our perception of reduced capital spending by hospitals,” said Hawkins. “In addition, we are dealing with a fluctuating U.S. dollar that affects our international business. With that said, we believe our strong market position and unique niche products, combined with our world class sales organization, should allow Natus to continue to gain market share even in these uncertain times. Although we are forecasting a small reduction in year-over-year sales of devices and systems due to our expectation of cuts by healthcare providers, we expect sales of disposable supplies tied to our newborn hearing screening business will increase and remain very solid.”

2009 Guidance

While the Company has attempted to be prudent and conservative in providing the following financial guidance, it again stressed the difficultly of providing guidance in these unsettled economic conditions.

For fiscal 2009, the Company expects revenue to range from $166 million to $170 million and earnings per share to range from $0.57 to $0.61. For the first quarter of 2009, the Company expects revenue to range from $37 million to $38 million and earnings per share to range from $0.06 to $0.08. This compares to revenue of $36.9 million and earnings per share of $0.11 reported in the first quarter of 2009.

While the Company is forecasting net income to be flat in 2009 compared to 2008, earnings per share for 2009 will be impacted by the shares issued in the stock offerings the Company completed in April and May 2008, where the Company issued an aggregate of 5,485,500 shares of its common stock and raised approximately $100 million. The effect of these offerings will be particularly significant to the comparison of results for the first quarter of 2009 versus the same quarter in 2008, as the new shares were not outstanding during any part of the first quarter of 2008.

The Company’s guidance is on a GAAP basis, including the impact of expensing employee equity-based compensation. All earnings per share amounts are on a diluted basis.

Conference Call

Natus is scheduled to report its complete 2009 fourth quarter financial results on February 26, 2009 and the Company will hold an investment-community conference call on that day to discuss those results and its 2009 guidance in more detail. Dial-in and webcast access information will be made available prior to the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding anticipated revenue and profitability for the fourth quarter and full year 2008, and the first quarter and full year 2009, our ability to gain market share in future periods, and an increase in our sales of disposable supplies. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, and risks associated with bringing new products to market and integrating acquired businesses. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2007, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com